Exhibit 8.1
LIST OF SUBSIDIARIES
The following is a list of the Registrant’s subsidiaries as of December 31, 2013, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Company Name	Jurisdiction of Incorporation
AmniSure International LLC	USA
Cellestis Limited	Australia
Cellestis Inc.	USA
Corbett Research Ltd Pty	Australia
Corbett Robotics Pty	Australia
Intelligent BioSystem, Inc.	USA
QIAGEN Aarhus AS	Denmark
QIAGEN Australia Holding	Australia
QIAGEN AB	Sweden
QIAGEN Inc. (Canada)	Canada
QIAGEN Deutschland Holding GmbH	Germany
QIAGEN Gaithersburg, Inc.	Delaware
QIAGEN GmbH	Germany
QIAGEN Hamburg GmbH	Germany
QIAGEN, U.S. Finance Holdings	Luxemburg
QIAGEN, Finance (MALTA) Ltd	Malta
QIAGEN, Inc. (USA)	USA
QIAGEN Instruments AG	Switzerland
QIAGEN K.K.	Japan
QIAGEN Lake Constance GmbH	Germany
QIAGEN Ltd.	UK
QIAGEN Manchester Ltd.	UK
QIAGEN Marseille	France
QIAGEN Mexico	Mexico
QIAGEN North American Holdings Inc.	USA
QIAGEN Pty. Ltd.	Australia
QIAGEN Redwood City, Inc.	USA
QIAGEN SA	France
QIAGEN Sciences, LLC	USA
QIAGEN Shenzhen Co. Ltd.	China
QIAGEN SpA	Italy
Quanta Biosciences, Inc.	USA
SABiosciences	USA